Exhibit 99.2

FOR IMMEDIATE RELEASE

Contacts:
William S. McCalmont 972/753-2314	Michael J. Briskey 972/753-2342
Executive Vice President & CFO	Senior Vice President & Treasurer
wmccalmont@acecashexpress.com	mbriskey@acecashexpress.com

ACE CASH EXPRESS’ UNDERWRITERS EXERCISE OVER-ALLOTMENT OPTION

     DALLAS (April 26, 2004) -— ACE Cash Express, Inc. (Nasdaq: AACE) announced today that the underwriters of its recent follow-on public offering have exercised their over-allotment option for an additional 435,000 shares of common stock, priced at $27.00 per share. 370,000 of the shares to be sold upon the consummation of the exercise of the over-allotment option are sold by the Company and 65,000 of the shares are sold by selling stockholders.

     The offering is being led by Thomas Weisel Partners LLC, Stephens, Inc., JMP Securities and Roth Capital Partners are serving as co-managers for the offering. Copies of the final prospectus relating to the offering may be obtained by contacting Thomas Weisel Partners LLC at One Montgomery Street, Suite 3700, San Francisco, California 94104.

     A registration statement relating to these securities has been filed with and declared effective by the Securities and Exchange Commission. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Forward-looking Statements

     This release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are generally identified by the use of words such as “expect,” “anticipate,” “estimate,” “believe,” “intend,” “plan,” “target,” “goal,” “should,” “would,” and terms with similar meanings.

     Although the Company believes that the current views and expectations reflected in these forward-looking statements are reasonable, these views and expectations, and the related statements, are inherently subject to risks, uncertainties, and other factors, many of which are not under the Company’s control and may not even be predictable. Any inaccuracy in the assumptions, as well as those risks, uncertainties and other factors, could cause the actual results to differ materially from these in the forward-looking statements. These risks, uncertainties, and factors include, but are not limited to, matters described in the Company’s reports filed with the Securities and Exchange Commission, such as:

•	the Company’s relationships with Republic Bank, with Travelers Express and its affiliates, with its bank lenders, with American Capital Strategies, Ltd. and with H&R Block;

•	the Company’s relationship with third-party providers of services offered by the Company or property used in its operations;

•	federal and state governmental regulation of check cashing, short-term consumer lending and related financial services businesses;

•	any litigation regarding the Company’s short-term consumer lending activities;

•	theft and employee errors;

•	the availability of adequate financing, suitable locations, acquisition opportunities and experienced management employees to implement the Company’s growth strategy;

•	increases in interest rates, which would increase the Company’s borrowing costs;

•	the fragmentation of the check cashing industry and competition from various other sources, such as banks, savings and loans, short-term consumer lenders, and other similar financial services entities, as well as retail businesses that offer services offered by the Company;

•	the terms and performance of third-party services offered at the Company’s stores; and

•	customer demand and response to services offered at the Company’s stores.

     The Company expressly disclaims any obligation to update or revise any of these forward-looking statements, whether because of future events, new information, a change in the Company’s views or expectations, or otherwise. The Company makes no prediction or statement about the performance of its Common Stock.

About the Company

     ACE Cash Express, Inc. is a leading retailer of financial services, including check cashing, short-term consumer loan and bill payment services, and the largest owner, operator and franchisor of check cashing stores in the United States. As of March 31, 2004, the Company had a network of 1,203 stores in 36 states and the District of Columbia, consisting of 988 company-owned stores and 215 franchised stores. The Company focuses on serving unbanked and underbanked consumers, many of whom seek alternatives to traditional banking relationships in order to gain convenient and immediate access to check cashing services and short-term consumer loans. The Company’s website is found at www.acecashexpress.com.

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